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                                Exhibit 10.28
          Loan Agreement with NBD Bank of Detroit as of May 23, 1995



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                THIS LOAN AGREEMENT, dated as of May __, 1995 (this
"Agreement"), is by and among CODE-ALARM, INC., a Michigan corporation (the "Company"), the Guarantors named herein and NBD BANK, a Michigan banking corporation (the "Bank").

                                  INTRODUCTION

                The Company desires to obtain a term loan in the aggregate principal amount of $1,300,000, a term loan in the aggregate principal amount of $2,200,000 and a revolving credit facility, including letters of credit, in the aggregate principal amount of $13,000,000, in order to provide funds and other financial accommodations to refinance existing indebtedness, for working capital and for its other general corporate purposes, and the Bank is willing to make such term loans and to establish such a credit facility in favor of the Company on the terms and conditions herein set forth.

                In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

                1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

                "Advance" shall mean any Loan and any Letter of Credit Advance.

                "Affiliate", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                "Applicable Lending Office" shall mean, with respect to any Advance made by the Bank or with respect to the Bank's Commitment, the office of the Bank or of any Affiliate of the Bank located at the address specified as the applicable lending office for the Bank set forth in Section 8.2 or any other office or Affiliate of the Bank or of any Affiliate of the Bank hereafter selected and notified to the Company and by the Bank.

                "Applicable Margin" shall mean the following margin based upon the Fixed Charge Coverage Ratio as adjusted on the first day of each fiscal quarter of the Company based upon such ratio for the four fiscal quarters immediately preceding the fiscal quarter most recently ended; provided, that, the Eurodollar Rate shall not be adjusted pursuant to the Applicable Margin for any outstanding Eurodollar Rate Loan until after the end of the Eurodollar Interest Period for such Eurodollar Rate Loan:
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
                                                                            Applicable
                Fixed Charge Coverage Ratio                                   Margin
                ---------------------------                                   ------
                                                   Revolving Credit
                                                   Loans and S/L/C Fee     Term Loan A           Term Loan B
                                                   -------------------     -----------           -----------
(a)             Greater than 2.0 to 1.0                  1.50%                  2.25%              2.50%
(b)             Equal to or less than
                2.0 to 1.0 but greater
                than or equal to 1.25
                to 1.0                                   2.00%                 2.25%               2.50%
(c)             Less than 1.25 to 1.0                    2.50%                 2.25%               2.50%

; provided, however, that during the continuance of any Event of Default, the Applicable Margin for Revolving Credit Loans and S/L/C fees shall be 2.50%.

                "Assignment of Policy" shall mean the assignment of policy executed by the Company in favor of the Bank in form and substance satisfactory to the Bank, as amended or modified from time to time.

                "Bank Obligations" shall mean all indebtedness, obligations and liabilities, whether now or hereafter arising, direct, indirect, contingent or otherwise, of the Company to the Bank pursuant to the Loan Documents.

                "Borrowing" shall mean the aggregation of Advances, including each Letter of Credit issuance, of the Bank to be made to the Company, or continuations and conversions of any Loans, made pursuant to Article II on a single date and, in the case of any Loans, for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advance comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit.

                "Borrowing Base" shall mean, as of any date, the sum of (a) an amount equal to 95% of the value of Eligible Accounts Receivable owed to Europe Auto and qualifying as "Eligible Accounts Receivable" pursuant to clause (g) of such definition, plus (b) an amount equal to 80% of the value of Eligible Accounts Receivable, other than described in clause (a) above, for which the account debtor is General Motors Corporation, Chrysler Corporation or Ford Motor Company, plus (c) an amount equal to 70% of the value of Eligible Accounts Receivable, other than described in clauses (a) and (b) above, plus
(d) an amount equal to the lesser of (i) 60% of the value of Eligible Inventory constituting raw materials or (ii) $4,500,000, plus (d) an amount equal to 50% of Eligible Inventory constituting finished goods.





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                "Borrowing Base Certificate" for any date shall mean an
appropriately completed report as of such date in substantially the form of Exhibit A hereto, certified as true and correct as of such date by a duly authorized officer of the Company.

                "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Bank is not open to the public for carrying on substantially all of its banking functions in Detroit, Michigan, and in the case of transactions involving transactions in any currency than Dollars, in London, England.

                "Capital Expenditures" shall mean, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries, on a consolidated basis, for such period.

                "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

                "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

                "C/L/C" shall mean any commercial letter of credit issued by the Bank hereunder.

                "Commitment" shall mean the commitment of the Bank to make: (a) Revolving Credit Advances pursuant to Section 2.1(a), in amounts not exceeding an aggregate principal amount outstanding of $13,000,000, (b) Term Loan A pursuant to Section 2.1(b) in an original principal amount of $1,300,000 and
(c) Term Loan B pursuant to Section 2.1(c) in an original principal amount of $2,200,000; as such amounts may be reduced from time to time pursuant to
Section 2.2. The Commitment of the Bank to make Revolving Credit Advances under Section 2.1(a) is herein referred to as its "Revolving Credit Commitment", the Commitment of the Bank to make the Term Loan A under Section 2.1(b) is referred to as its "Term Loan A Commitment" and the Commitment of the Bank to make Term Loan B under Section 2.1(c) is referred to as its "Term Loan B Commitment".

                "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

                "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations (including, without limitation, bankers





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acceptances) and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                "Contractual Obligation" shall mean as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

                "Cumulative Net Income" of any person shall mean, as of any date, the net income (after deduction for income and other taxes of such person, or its shareholders in the case of a corporation that has elected to be taxed as a Subchapter S corporation under the Code, determined by reference to income or profits of such person) for the period commencing on the specified date through the end of the most recently completed fiscal year of such person (but without reduction for any net loss incurred for any fiscal year during such period), taken as one accounting period, all as determined in accordance with generally accepted accounting principles.

                "Current Assets" and "Current Liabilities" of any person shall mean, as of any date, all assets or liabilities, respectively, of such person which, in accordance with generally accepted accounting principles, should be classified as current assets or current liabilities, respectively, on a balance sheet of such person.

                "Default" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

                "Dollars" and "$" shall mean the lawful money of the United States of America.

                "Domestic Subsidiary" shall mean any Subsidiary of the Company incorporated or formed in any State of the United States or any political subdivision of any such State.

                "EBIT" shall mean, with respect to any person, for any period, the sum of (a) operating net income or loss plus (b) all amounts deducted in determining such operating net income or loss on account of (i) Interest Expense and (ii) taxes based on or measured by income, all as determined in accordance with Generally Accepted Accounting Principles.

                "EBITDA" shall mean, with respect to any person, for any period, EBIT for such period plus, to the extent deducted in determining such EBIT, depreciation and amortization expense, all as determined in accordance with Generally Accepted Accounting Principles.

                "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

                "Eligible Accounts Receivable" shall mean, as of any date, those trade accounts receivable owned by the Company, any Guarantor or Europe Auto which are payable in Dollars or any other currencies approved by the Bank in its sole discretion (valued at the Bank's spot rate





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of exchange on any date of determination) and, except with respect to accounts qualifying pursuant to clause (g) below, in which the Company or any Guarantor has granted to the Bank a first-priority perfected security interest pursuant to the Security Agreement, valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of the Company, such Guarantor or Europe Auto in the ordinary course of business, (b) that is more than 90 days past due or that remains outstanding more than 90 days after the earlier of the date of the invoice or the shipment of the related inventory, goods or other property or the furnishing of the related services or other consideration, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Bank under the Security Documents), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, (e) that is due from any Affiliate or Subsidiary of the Company, (f) that has been classified by the Company, such Guarantor or Europe Auto as doubtful or has otherwise failed to meet established or customary credit standards of the Company, such Guarantor or Europe Auto, (g) that is payable by any person located outside the United States (which shall not be deemed to include any territories of the United States) and are not supported by letters of credit issued to the Bank by commercial banks, and in form and substance, acceptable to the Bank, other than accounts owing to Europe Auto which are insured by foreign credit insurance, acceptable to the Bank and the Bank is listed as additional insured and lender loss payee with respect to such insurance, (h) with respect to which any representation or warranty contained in Section 4.11 is incorrect at any time,
(i) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity, (j) that is payable by any person as to which 25% or more of the aggregate amount of such accounts receivable payable by such person to the Company, such Guarantor or Europe Auto do not otherwise constitute Eligible Accounts Receivable, (k) that is payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (l) that is evidenced by a promissory note or other instrument, (m) that is subordinate or junior in right or priority of payment to any other obligation or claim, or (n) that for any other reason is at any time reasonably deemed by the Bank to be ineligible.

                "Eligible Fixed Assets" shall mean, as of any date, those tangible fixed assets owned by the Company or any Guarantor in which the Company or any Guarantor has granted to the Bank a first-priority security interest pursuant to the Security Agreement, valued at the lesser of net book value and the amount of net proceeds estimated by the Bank in its sole discretion to be





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realizable from a public auction sale thereof held on such date under forced sale conditions and under then existing economic conditions, but not including any such fixed asset (a) that is not useable in the business of the Company or such Guarantor, (b) that is located outside the United States (which shall not be deemed to include any territories of the United States), (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Bank under the Security Documents), (d) that is not in the possession of the Company or such Guarantor, (e) that is held for sale or lease or is subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that would limit or impair the ability of the Bank to promptly exercise all rights of the Bank under the Security Documents, (g) if such fixed asset is located on premises not owned by the Company or such Guarantor and the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such fixed asset, and shall not have agreed to permit the Bank to enter such premises after the occurrence of an Event of Default pursuant to a waiver and agreement of such person in favor of and in form and substance acceptable to the Bank, (h) with respect to which any insurance proceeds are not payable to the Bank as a loss payee or are payable to any loss payee other than the Bank or the Company or such Guarantor or (i) that for any other reason is at any time reasonably deemed by the Bank to be ineligible.

                "Eligible Inventory" shall mean, as of any date, that inventory owned by the Company or any Guarantor that constitutes raw materials or finished goods in which the Company or any Guarantor has granted to the Bank a first-priority perfected security interest pursuant to the Security Agreement, valued at the lower of cost or market on a FIFO basis, but shall not include any such inventory (a) that does not constitute raw materials or finished goods readily salable or usable in the business of the Company or such Guarantor, (b) that is located outside the United States (which shall not be deemed to include any territories of the United States), (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Bank under the Security Documents), including any sale on approval or sale or return transaction or any consignment, (d) that is not in the possession of the Company or such Guarantor, (e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of the Bank to promptly exercise all rights of the Bank under the Security Documents, (g) if such inventory is located on premises not owned by the Company or such Guarantor and the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Bank to enter such premises pursuant to a waiver and agreement of such person in favor of and in form and substance acceptable to the Bank, (h) with respect to which any insurance proceeds are not payable to the Bank as a loss payee or are payable to any loss payee other than the Bank or the Company or such Guarantor, or (i) that for any other reason is at any time reasonably deemed by the Bank to be ineligible.

                "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards





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promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code and the regulations promulgated thereunder.

                "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two, three or six months thereafter, as the Company may elect under
Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two, three or six months thereafter, as the Company may elect under Section 2.4 or 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Maturity Date (or the Termination Date with respect to any Revolving Credit Loans) shall be permitted.

                "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

                (a)       the Applicable Eurodollar Rate Margin, plus

                (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan are offered to the Bank by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve





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requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

                "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

                "Europe Auto" shall mean Europe Auto Equipment S.A., a corporation organized under the laws of France.

                "Event of Default" shall mean any of the events or conditions described in Section 6.1.

                "Excess Cash Flow" shall mean, for any period, the excess of
(a) EBITDA of the Company and its Subsidiaries, over (b) the sum of (i) the aggregate amount actually paid by the Company and its Subsidiaries in cash on account of Capital Expenditures, plus (ii) all taxes paid or payable by such person during such period, plus (iii) Interest Expense of such person during such period, plus (iv) all payments of principal or other sums paid or payable during such period by such person with respect to Indebtedness of such person having a final maturity more than one year from the date of creation of such Indebtedness.

                "Expected Judgment" shall mean the expected judgment against the Company in the approximate amount of $5,200,000 relating to patent infringement action filed against Electromotive Technologies Corporation in the U.S. District Court for the Eastern District of Michigan.

                "Federal Funds Rate" shall mean the per annum rate that is equal to the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Bank from three federal funds brokers of recognized standing selected by the Bank in its discretion;

all as conclusively determined by the Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such published or quoted rates.





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                "Fixed Charge Coverage Ratio" of any person shall mean, for any period, the ratio of (a) Consolidated EBITDA as calculated for the four most recently ended consecutive fiscal quarters of the Company minus the aggregate amount actually paid by the Company and its Subsidiaries in cash during such period on account of Capital Expenditures minus the aggregate amount of taxes paid or payable by such person during such period to (b) the sum, without duplication, of Interest Expense of such person during such period, plus all payments of principal or other sums paid or payable during such period by such person with respect to Indebtedness of such person having a final maturity more than one year from the date of creation of such Indebtedness, plus all debt discount and expense amortized or required to be amortized during such period by such person, plus the maximum amount of all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) paid or required to be paid by such person during such period under any lease of real or personal property in respect of which such person is obligated as a lessee or user (other than any Capital Lease).

                "Floating Rate" shall mean the per annum rate equal to the sum of (a) with respect to: (i) Revolving Credit Loans, 0%, (ii) Term Loan A, one-quarter of 1% (1/4 of 1%) per annum, and (iii) Term Loan B, one-half of one percent (1/2 of 1%) per annum, plus (b) the greater of (i) the Prime Rate in effect from time to time, and (ii) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

                "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

                "Foreign Subsidiary" shall mean any Subsidiary of the Company other than a Domestic Subsidiary.

                "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

                "Guaranties" shall mean the guaranties entered into by each of the Guarantors for the benefit of the Bank pursuant to Article VII of this Agreement, as amended or modified from time to time.

                "Guarantor" shall mean each Domestic Subsidiary of the Company and each person otherwise becoming a Domestic Subsidiary of the Company, or otherwise entering into a Guaranty, from time to time.

                "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation





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and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

                "Indebtedness" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, and (g) all obligations of others similar in character to those described in clauses (a) through (f) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

                "Interest Expense" of any person shall mean, for any period, all interest paid or payable by such person on Indebtedness during such period.

                "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

                "Interest Period" shall mean any Eurodollar Interest Period.

                "Letter of Credit" shall mean a S/L/C or C/L/C having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance and not later than the fifth Business Day before the Termination Date issued by the Bank for the account of the Company under an application and related documentation acceptable to the Bank requiring, among other things, immediate reimbursement by the Company to the Bank in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Bank relative thereto.





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                "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1.

                "Letter of Credit Documents" shall have the meaning ascribed thereto in Section 3.3(b).

                "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                "Loan" shall mean any Revolving Credit Loan, the Term Loan A and the Term Loan B. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Loans are referred to herein as "types" of Loans.

                "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents and all agreements, instruments and documents executed pursuant thereto at any time.

                "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries on a consolidated basis, (b) the ability of the Company or any Guarantor to perform its obligations under any Loan Document, or (c) the validity of enforceability of any Loan Document or the rights or remedies of the Agent or the Banks under any Loan Document.

                "Maturity Date A" shall mean May 23, 1997.

                "Maturity Date B" shall mean May 23, 1999.

                "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                "Note" shall mean any Revolving Credit Note or any Term Note.

                "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

                "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                "Permitted Liens" shall mean Liens permitted by Section 5.2(f) hereof.

                "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                "Plan" shall mean, with respect to any person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

                "Pledge Agreement" shall mean each pledge agreement entered into by the Company for the benefit of the Bank pursuant to this Agreement in substantially the form of Exhibit B hereto, as amended or modified from time to time.

                "Prime Rate" shall mean the per annum rate announced by the Bank from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Bank to any of its customers); which Prime Rate shall change simultaneously with any change in such announced rate.

                "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                "Requirement of Law" shall mean as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property to which such person or any of its property is subject.

                "Revolving Credit Advance" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

                "Revolving Credit Loan" shall mean any borrowing under Section
2.4 evidenced by the Revolving Credit Note and made pursuant to Section 2.1.

                "Revolving Credit Note" shall mean any promissory note of the Company evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit C, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                "Security Agreement" shall mean each security agreement entered into by the Company or any Guarantor for the benefit of the Bank pursuant to this Agreement in substantially the form of Exhibit D hereto, as amended or modified from time to time.

                "Security Documents" shall mean, collectively, the Assignment of Policy, the Mortgages, the Pledge Agreement, the Security Agreements, and the Guaranties and all other related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Advances.

                "S/L/C" shall mean any standby letter of credit issued by the Bank hereunder.

                "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such person to the Banks in manner and by agreement satisfactory in form and substance to the Bank.

                "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

                "Tangible Net Worth" of any person shall mean, as of any date,
(a) the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, less
(b) the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including, without limitation, the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, trade names and copyrights, (v) treasury stock, (vi) deferred taxes and deferred charges, (vii) franchises, licenses and permits, and (viii) other assets which are deemed intangible assets under Generally Accepted Accounting Principles.

                "Term Loan A" shall mean the single borrowing under Section 2.4 evidenced by the Term Note A and made pursuant to Section 2.1(b).

                "Term Loan B" shall mean the single borrowing under Section 2.4 evidenced by the Term Note B and made pursuant to Section 2.1(c).

                "Term Note A" shall mean any promissory note of the Company evidencing the Term Loan A, in substantially the form annexed hereto as Exhibit E-1, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                "Term Note B" shall mean any promissory note of the Company evidencing the Term Loan B, in substantially the form annexed hereto as Exhibit E-2, as amended or modified from time to time.

                "Termination Date" shall mean the earlier to occur of (a) May 23, 1997 or such later date to which the Termination Date is extended pursuant to Section 2.4(c) and (b) the date on which the Commitment shall be terminated pursuant to Section 2.2 or 6.2.

                "Total Liabilities" of any person shall mean, as of any date, all obligations which, in accordance with Generally Accepted Accounting Principles, are or should be classified as liabilities on a balance sheet of such person and all Contingent Liabilities of such person.

                "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

                "Working Capital" of any person shall mean, as of any date, the amount, if any, by which the Current Assets of such person exceeds the Current Liabilities of such person.

                1.2 Other Definitions; Rules of Construction. As used herein, the terms "Bank", "Company" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement, and the term "Guaranteed Obligations" shall have the meaning ascribed thereto in Section 7.1 of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Bank that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Bank notifies the Company that the Bank wishes to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Bank. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                  ARTICLE II.
                        THE COMMITMENTS AND THE ADVANCES


                2.1       Commitment of the Bank.

                          (a)       Revolving Credit Advances.  The Bank agrees
subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Company pursuant to Section 2.4 and Section 3.3 and to issue Letter of Credit Advances to the Company pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(d).

                          (b)       Term Loan A.  The Bank further agrees,
subject to the terms and conditions of this Agreement, to make a single Term Loan A to the Company on the Effective Date in an amount equal to $1,300,000.

                          (c)       Term Loan B.  The Bank further agrees,
subject to the terms and conditions of this Agreement, to make a single Term Loan B to the Company on the Effective Date in an amount equal to $2,200,000.

                          (d)       Limitation on Amount of Advances.
Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Revolving Credit Advances made by the Bank at any time outstanding shall not exceed the lesser of (A) the amount of the Revolving Credit Commitment as of the date any such Advance is made and (B) the amount of the Borrowing Base as of the close of business on the last date of the quarter next preceding the date any such Advance is made.

                2.2 Termination and Reduction of Commitment. (a) The Company shall have the right to terminate or reduce the Commitment at any time and from time to time at its option, provided that (i) the Company shall give notice of such termination or reduction to the Bank specifying the amount and effective date thereof, (ii) each partial reduction of the Commitment shall be in a minimum amount of $2,000,000 and in an integral multiple of $1,000,000,
(iii) no such termination or reduction shall be permitted with respect to any portion of the Commitment as to which a request for a Advance pursuant to
Section 2.4 is then pending and (iv) the Commitment may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding. The Commitment or any portion thereof terminated or reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated.

                          (b)       For purposes of this Agreement, a Letter of
Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Bank in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Revolving Credit Loan deemed advanced in respect of the related reimbursement obligation of the Company.

                2.3 Fees. (a) The Company agrees to pay to the Bank a commitment fee on the daily average unused amount of its respective Revolving Credit Commitment, for the period from the Effective Date to but excluding the Termination Date, at a rate equal to three-eighths of one percent (3/8 of 1%) per annum. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Termination Date.

                          (b)       The Company agrees to pay to the Bank a
facility fee in the amount of $75,000. Such facility fee shall be payable on or prior to the Effective Date.

                          (c)       The Company agrees to pay to the Bank (i)
with respect to S/L/Cs, a fee to the Bank computed at the rate of one and three-quarters percent (1 3/4%) per annum during the period from the Effective Date to and including the first anniversary of the Effective Date and, thereafter, at the per annum rate equal to the Applicable Margin, in each case calculated on the maximum amount available to be drawn from time to time under such S/L/C for the period from and including the date of issuance of such S/L/C to and including the stated expiry date of such S/L/C, which fee shall be paid annually, in advance at the time such S/L/C is issued, and (ii) with respect to C/L/Cs, a fee negotiated between the Company and the Bank at the time such C/L/C is issued in accordance with the Bank's standard pricing for C/L/Cs, which fees shall be paid at each time as any C/L/C is presented or drawn upon, in whole or in part, and if any C/L/C or portion thereof is not drawn upon, the Company shall pay an expiry fee to the Bank in accordance with the Bank's standard pricing for C/L/Cs. Such fees are nonrefundable and the Company shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to the Bank, on demand, such other customary administrative fees, charges and expenses of the Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                2.4 Disbursement of Advances. (a) The Company shall give the Bank notice of its request for each Advance, which request may be made by telephone advice, not later than

10:00 a.m. Detroit time (i) three Eurodollar Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurodollar Rate Loan, (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, and (iii) one Business Day prior to the date such Advance is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Loan or Floating Rate Loan or a Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Loan, the Interest Period to be initially applicable to such Loan and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Bank. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Company by depositing the proceeds thereof in immediately available funds, in an account maintained and designated by the Company at the principal office of the Bank. Subject to the terms and conditions of this Agreement, the Bank shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit for the account of the Company. Notwithstanding anything herein to the contrary, the Bank may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its discretion.

                          (b)       All Revolving Credit Loans made under this
Section 2.4 shall be evidenced by the Revolving Credit Notes and the Term Loans made under this Section 2.4 shall be evidenced by the respective Term Notes, and all such Loans shall be due and payable and bear interest as provided in
Article III. The Bank is hereby authorized by the Company to record in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for in such books and records, which books and records shall constitute prima facie evidence of the information so recorded, provided, however, that failure of the Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Revolving Credit Loans under this Section 2.4 and under Section 3.3, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans but not Term Loans under this Section 2.4 and under Section 3.3.

                          (c)       The Bank agrees that the then existing
Termination Date shall automatically be extended for a period of one year beyond the then existing Termination Date. Such extension shall be automatic unless the Bank delivers notice in writing to the Company of its decision not to extend the then existing Termination Date 30 days prior to the then existing Termination Date.

                2.5 Conditions for First Disbursement. The obligation of the Bank to make the first Advance hereunder is subject to receipt by the Bank of the following documents and completion of the following matters, in form and substance satisfactory to the Bank:

                          (a)       Charter Documents.  Certificates of recent
date of the appropriate authority or official of the Company's and each Guarantor's respective state of incorporation (listing all charter documents of the Company and each Guarantor, respectively, on file in that office if such listing is available) and certifying as to the good standing and corporate existence of the Company and each Guarantor, respectively, together with copies of such charter documents of the Company and each Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

                          (b)       By-Laws and Corporate Authorizations.
Copies of the by-laws of the Company and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by the Company and each Guarantor to authorize the execution, delivery and performance by the Company and each Guarantor of this Agreement, the Notes and the Security Documents to which the Company and such Guarantor, respectively is a party and the consummation by the Company and such Guarantor, respectively of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and each Guarantor, respectively;

                          (c)       Incumbency Certificate.  Certificates of
incumbency of the Company and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company and such Guarantor in connection with this Agreement, the Notes and the Security Documents to which the Company or such Guarantor is a party and the consummation by the Company and such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company and each Guarantor;

                          (d)       Notes.  The Revolving Credit Note and the
Term Notes duly executed on behalf of the Company for the Bank;

                          (e)       Security Documents.  The Security Documents
duly executed on behalf of the Company and each Guarantor, as the case may be, granting to the Bank the collateral and security intended to be provided pursuant to Section 2.11, together with:

                                    (i)       Recording, Filing, Etc.  Evidence
of the recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Bank may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Bank may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Bank thereunder, together with Uniform Commercial Code record searches in such offices as the Bank may request;

                                    (ii)      Leased Property; Landlord
Waivers. A schedule setting forth all real property leased by the Company and each Guarantor, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of the Company, and an agreement of each landlord under such leases, in form and substance acceptable to the Bank, waiving its distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Bank to enter such premises in connection therewith;

                                    (iii)     Casualty and Other Insurance.
Evidence that the casualty and other insurance required pursuant to Section 5.1(c), paragraph 1(e) of each Security Agreement is in full force and effect; and

                          (f)       Legal Opinions.  The favorable written
opinion of John Chupa, counsel for the Company and each Guarantor in the form attached hereto as Exhibit F;

                          (g)       Consents, Approvals, Etc.  Copies of all
governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none are required, a certificate of such officer to that effect;

                          (h)       Fees.  The facility fee described in
Section 2.3(b); and

                          (i)       Such other documents, and completion of
such other matters, as the Bank may reasonably request.

                2.6 Further Conditions for Disbursement. The obligation of the Bank to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7 is further subject to the satisfaction of the following conditions precedent:

                          (a)       The representations and warranties
contained in Article IV hereof and in the Security Documents shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                          (b)       No Default or Event of Default shall exist
or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made);

                          (c)       The Bank shall have received the Borrowing
Base Certificate required pursuant to Section 5.1(d)(vi) as of the close of business on the last day of the quarter next preceding the date such Advance is made; and

                          (d)       In the case of any Letter of Credit
Advance, the Company shall have delivered to the Bank an application for the related Letter of Credit and other related documentation requested by and acceptable to the Bank appropriately completed and duly executed on behalf of the Company.

The Company shall be deemed to have made a representation and warranty to the Bank at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6 the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

                2.7 Subsequent Elections as to Loans. The Company may elect (a) to continue a Eurodollar Rate Loan, or a portion thereof, as a Eurodollar Rate Loan or (b) may elect to convert a Eurodollar Rate Loan, or a portion thereof, to a Loan of another type or (c) elect to convert a Floating Rate Loan, or a portion thereof, to a Eurodollar Rate Loan in each case by giving notice thereof to the Bank, which notice may be made by telephone advice, not later than 10:00 a.m. Detroit time three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and not later than 10:00 a.m. Detroit time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then current Interest Period with respect to such Loan, and provided, further, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Eurodollar Rate Loan to a Floating Rate Loan on the last day of the then current Interest Period with respect to such Loan.

                2.8       Limitation of Requests and Elections.
Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan of the then existing type, or a request for a conversion of a Floating Rate Loan to a Eurodollar Rate Loan pursuant to Section 2.7, (a) in the case of any Eurodollar Rate Loan, deposits in Dollars for periods comparable to the Interest Period elected by the Company are not available to the Bank in the London interbank market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, (i) the Bank to make or fund the relevant Loan or to continue such Loan as a Loan of the then existing type or to convert a Loan to such a Loan or (ii) the Company to make or the Bank to receive any payment under this Agreement at the place specified for payment hereunder or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 8.2, then the Company shall not be entitled, so long as such circumstances continue, to request a Loan of the affected type pursuant to
Section 2.4 or a continuation of or conversion to a Loan of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Bank shall again consider requests for Loans of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Loans of the affected type pursuant to Section 2.7.

                Notwithstanding any other provision of this Agreement to the contrary and in order to give effect to the provisions of Section 3.1(a)(ii), the Company shall make requests for Eurodollar Rate Loans pursuant to Section 2.4, and requests for continuations of and conversions to Eurodollar Rate Loans pursuant to Section 2.7, such that, on each date that any scheduled principal payment is due with respect to the Term Loan pursuant to Section 3.1(a), either Floating Rate Loans, or Eurodollar Rate Loans having an Interest Period ending on such date, or any combination thereof, are outstanding on such date in an aggregate outstanding principal amount not less than the amount of such principal payment.

                2.9 Minimum Amounts; Limitation on Number of Loans; Etc. Except for (a) Advances which exhaust the entire remaining amount of the Commitments, and (b) payments required pursuant to Section 3.1(c) or Section 3.8, each Advance and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be in a minimum amount of, with respect to Eurodollar Rate Loans, $1,000,000 and in integral multiples of $500,000, and, with respect to Floating Rate Loans, $100,000 and in integral multiples of $25,000 and each Letter of Credit Advance shall be in a minimum amount of $25,000. The aggregate number of Eurodollar Rate Loans outstanding at any one time under this Agreement may not exceed five.

                2.10 Borrowing Base Adjustments. The Company agrees that if at any time any trade account receivable, any inventory, or any fixed asset of the Company fails to constitute Eligible Account Receivable, Eligible Inventory, or Eligible Fixed Assets, as the case may be, for any reason, the Bank may, at any time and notwithstanding any prior classification of eligibility, classify such asset or property as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Bank in and to the same under the Security Agreement.

                2.11 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Company under this Agreement to the Bank, the Company shall execute and deliver, or cause to be executed and delivered, to the Bank Security Documents granting the following:

                          (a)       Security interests in all present and
future accounts, inventory, general intangibles, chattel paper, instruments, equipment, fixtures, and all other personal property of the Company.

                          (b)       Pledges of 66% of all capital stock of all
present and future Foreign Subsidiaries of the Company and 100% of all capital stock of all present and future Domestic Subsidiaries of the Company.

                          (c)       Guarantees of all Domestic Subsidiaries of
the Company.

                          (d)       Security interests in all present and
future accounts, inventory, general intangibles, chattel paper, instruments, equipment, fixtures, and all other personal property of the Guarantors.

                          (e)       Assignment of the life insurance policy on
the life of Rand Mueller in an amount not less than $2,000,000 on which the Company is named beneficiary.

     (f)       All other security and collateral described in the Security
Documents.


                                  ARTICLE III.
                      PAYMENTS AND PREPAYMENTS OF ADVANCES

                3.1       Principal Payments and Prepayments.

                          (a)       Unless earlier payment is required under
this Agreement (i) the Company shall pay to the Bank on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans, (ii) the Company shall pay to the Bank the outstanding principal amount of the Term Loan A on Maturity Date A, and (iii) the Company shall pay to the Bank the outstanding principal amount of the Term Loan B in sixteen equal quarterly installments in the amount of $137,500 payable on the last Business Day of each March, June, September and December commencing on the last Business Day of June 30, 1995, to and including Maturity Date B, when the entire outstanding principal amount of the Term Loan B shall be due and payable.

                          (b)       The Company may at any time and from time
to time prepay all or a portion of the Loans, without premium or penalty, provided that (i) the Company may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to Section 2.4, and (ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified prepayment date.

                          (c)       If at any time the aggregate outstanding
principal amount of the Revolving Credit Advances shall exceed the lesser of Borrowing Base or the Revolving Credit

Commitment, the Company shall forthwith pay to the Bank, without demand, an amount not less than the amount of such excess for application to the outstanding principal amount of the Loans, provided that if any such prepayment would be in excess of the outstanding amount of the Loans, the Company shall deliver cash collateral to the Agent to secure the outstanding Letters of Credit in the amount of such excess which is greater than the outstanding Loans and the Company hereby grants to the Agent, for the benefit of the Banks, a first priority lien and security interest in such collateral, and all such cash collateral shall be under the sole and exclusive control of the Agent.

                          (d)       In addition to all other payments required
hereunder, the Company shall make a mandatory prepayment of principal on Term Loan B in an amount equal to 100% of the Excess Cash Flow for each fiscal year, commencing December 31, 1995, due and payable on or before the date 90 days after each such fiscal year of the Company.

                          (e)       All prepayments of any Term Loan, whether
optional or mandatory, shall be applied to installments of principal of such Term Loan in the inverse order of their maturities and no partial prepayment of any Term Loan shall reduce the amount or defer the date of the scheduled installments of principal required to be paid thereon.

                3.2 Interest Payments. The Company shall pay interest to the Bank on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

                          (a)       During such periods that such Loan is a
Floating Rate Loan, the Floating Rate.

                          (b)       During such periods that such Loan is a
Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), the Company shall pay interest on demand by the Bank at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) at any time on or after an Event of Default if required in writing by the Bank.

                3.3 Letter of Credit Reimbursement Payments. (a)(i) The Company agrees to pay to the Bank, on the day on which the Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Bank in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Bank relative thereto. Unless the Company shall have made such payment to the Bank on such day, upon each such payment by the Bank, the Bank shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to satisfy its reimbursement obligation by, a Revolving Credit Loan bearing interest at the Floating Rate for the account of the Bank in an amount equal to the amount so paid by the Bank in respect of such draft or other demand under such Letter of Credit. Such Revolving Credit Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Revolving Credit Loan so disbursed, the reimbursement obligation of the Company under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

                                    (ii)      If, for any reason (including
without limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to Section 6.1(h)), Floating Rate Loans may not be made by the Bank as described in Section 3.3(a)(i), then the Company agrees that each reimbursement amount not paid pursuant to the first sentence of
Section 3.3(a)(i) shall bear interest, payable on demand by the Bank, at the interest rate then applicable to Floating Rate Loans.

                          (b)       The reimbursement obligation of the Company
under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Company to the Bank hereunder shall have been satisfied, and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

                                    (i)       Any lack of validity or
enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

                                    (ii)      Any amendment, modification,
waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

                                    (iii)     The existence of any claim,
setoff, defense or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                                    (iv)      Any draft or other statement or
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (v)       Payment by the Bank to the
beneficiary under any Letter of Credit against presentation of a documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                                    (vi)      Any failure, omission, delay or
lack on the part of the Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Bank or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Bank or any such party;

                                    (vii)     Any other event or circumstance
that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company against the Bank. Nothing in this Section 3.3 shall limit the liability, if any, of the Bank to the Company pursuant to Section 8.5.

                3.4 Payment Method. (a) All payments to be made by the Company hereunder will be made to the Bank in Dollars and in immediately available, freely transferable, cleared funds not later than 1:00 p.m. at the principal office of the Bank specified in Section 8.2. Payments received after 1:00 p.m. at the place for payment shall be deemed to be payments made prior to 1:00 p.m. at the place for payment on the next succeeding Business Day. The Company hereby authorizes the Bank to charge its account with the Bank in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

                          (b)       At the time of making each such payment,
the Company shall, subject to the other terms and conditions of this Agreement, specify to the Bank that Loan or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Bank may apply such payments as it may determine in its sole discretion.

                3.5 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Company will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Company will furnish to the Bank certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

                3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

                3.7 Additional Costs. (a) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of the Bank, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Bank has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes or the Loans or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Bank of making, funding or maintaining any Eurodollar Rate Loan or any Letter of Credit or to reduce the amount of any sum receivable by the Bank thereon, then the Company shall pay to the Bank, from time to time, upon request by the Bank additional amounts sufficient to compensate the Bank for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, the Bank is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

                          (b)       In the event that any applicable law,
treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Company shall pay to the Bank from time to time, upon request by the Bank additional amounts sufficient to compensate such Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which the Bank reasonably determines to be allocable to the existence of the Bank's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by such Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. The Bank may, at its option, specify that such amounts be paid by way of an increase in the commitment fees payable by the Company pursuant to Section 2.3(a).

                3.8 Illegality and Impossibility. In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Loan under this Agreement, (b) shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair ability of, the Company to make or the Bank to receive any payment under this Agreement at the place specified for payment hereunder, the Company shall upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to the Bank under Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if the Bank may not continue to maintain such Loan to such day.

                3.9 Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.1(c), Section 3.7, Section 6.2 or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan after notice has been given to the Bank in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Company shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not the Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to the Bank under this Section

3.9 shall be made as though the Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan in the relevant market and having a maturity comparable to the related Interest Period and, through the transfer of such deposit to a domestic office of the Bank in the United States; provided, however, that the Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.


                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

                The Company represents and warrants to the Bank that:

                4.1 Corporate Existence and Power. Each of the Company and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. Each of the Company and the Guarantor has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, the Notes and the Security Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

                4.2 Corporate Authority. The execution, delivery and performance by the Company and each Guarantor of this Agreement, the Notes and the Security Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's or the Guarantor's charter or by-laws, or of any contract or undertaking to which the Company or any Guarantor is a party or by which the Company or any Guarantor or any of their respective property may be bound or affected and will not result in the imposition of any Lien on any of their property or of any of their Subsidiaries except for Permitted Liens.

                4.3 Binding Effect. This Agreement is, and the Notes and the Security Documents to which the Company or any Guarantor is a party when delivered hereunder will be, legal, valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor in accordance with their respective terms.

                4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company and each Guarantor. Each such Subsidiary and each corporation becoming a Subsidiary of the Company or any Guarantor after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company and each Guarantor has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company and each Guarantor have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in
Schedule 4.4 hereto or disclosed in writing to the Bank from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

                4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's and the Guarantors' knowledge, threatened against or affecting the Company, any Guarantor or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might have a Material Adverse Effect and, to the best of the Company's and the Guarantor's knowledge, there is no basis for any such action, suit or proceeding.

                4.6 Financial Condition. The consolidated and consolidating balance sheet of the Company and its Subsidiaries and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 1994 and reported on by Coopers & Lybrand, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, as of or for the three-month period ended on March 31, 1995, copies of which have been furnished to the Bank, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no event or development which has had or could reasonably be expected to have a Material Adverse Effect since December 31, 1994. There is no material Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto.

                4.7 Use of Advances. The Company will use the proceeds of the Advances for its general corporate purposes, including, without limitation, funding litigation settlements. Neither the Company nor any Guarantor nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company or any Guarantor alone or of the Company and the Guarantors and their respective Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Security Document that may cause the Advances to be deemed secured, directly or indirectly, by margin stock.

                4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company and the Guarantors pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any Guarantor or any of their respective Subsidiaries, is required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents.

                4.9 Taxes. The Company and the Guarantors and their respective Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof in accordance with Generally Accepted Accounting Principles. Neither the Company nor any Guarantor nor any of their respective Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company, any Guarantor or any such Subsidiary.

                4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Company, the Guarantors or one or more of their respective Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets (including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company, any Guarantor or any such Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

                4.11      Borrowing Base.   All trade accounts receivable and
inventory of the Company represented or reported by the Company to be, or are otherwise included in, Eligible Accounts Receivable and Eligible Inventory comply in all respects with the requirements therefor set forth in the definition thereof, and the computations of the Borrowing Base set forth in each Borrowing Base Certificate is true and correct.

                4.12 ERISA. The Company, the Guarantors, their respective Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA

Affiliates is an employer with respect to any Multiemployer Plan. The Company, the Guarantors, their respective Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Notes and the Security Documents does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability, with respect to any Plan of the Company, any Guarantor, their respective Subsidiaries or their ERISA Affiliates.

                4.13 Disclosure. No report or other information furnished in writing or on behalf of the Company or any Guarantor to the Bank in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to the Bank by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to the Company or any Guarantor which has, or which in the future may have (so far as the Company or any Guarantor can now foresee) a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Bank by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby.

                4.14 Environmental Matters. The Company, the Guarantor and each of their respective Subsidiaries is in compliance with all Environmental Laws in jurisdictions in which the Company, the Guarantor or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, action, administrative proceeding, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company, the Guarantor or any of their respective Subsidiaries, any real property in which the Company, the Guarantor or any such Subsidiary holds or has held an interest or any past or present operation of the Company, the Guarantor or any such Subsidiary. Neither the Company, the Guarantor nor any of their respective Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, (c) knows of any basis for any such investigation, notice or violation, or (d) owns or operates, or has owned or operated, property which appears on the United States National Priority List or any other governmental listing which identifies sites for remedial clean-up or investigatory actions, except as disclosed on Schedule 4.14 hereto, and as to such matters disclosed on such Schedule, none will have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company, the Guarantor or any of [its] [their respective] Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law.

                4.15 No Default. Neither the Company nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                4.16 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to the Company or any Subsidiary could have a Material Adverse Effect on the financial condition or business of the Company and its Subsidiaries, other than the Expected Judgment.

                                   ARTICLE V.
                                   COVENANTS

                5.1 Affirmative Covenants. Each of the Company and the Guarantors covenants and agrees that, until the later of the Termination Date, the Maturity Date A or Maturity Date B and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company and the Guarantors under this Agreement, unless the Bank shall otherwise consent in writing, it shall, and shall cause each of their respective Subsidiaries to:

                          (a)       Preservation of Corporate Existence, Etc.
Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 5.2(f), and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental
Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                          (b)       Compliance with Laws, Etc.  Comply in all
material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company, any Guarantor or any of their respective Subsidiaries in accordance with Generally Accepted Accounting Principles.

                          (c)       Maintenance of Properties; Insurance.
Maintain, preserve and protect all property that is material to the conduct of the business of the Company, any Guarantor or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and, in addition to that insurance required under the Security Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Bank for purposes of assuring compliance with this Section 5.1(c).

     (d)       Reporting Requirements.  Furnish to the Bank the following:

                                    (i)       Promptly and in any event within
three calendar days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company, any Guarantor or any of their respective Subsidiaries, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company, any Guarantor or any of their respective Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company or any Guarantor, to result in a Material Adverse Effect, a statement of the Vice President-Finance of the Company or the Guarantor, as the case may be setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Company, such Guarantor or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                                    (ii)      As soon as available and in any
event within 20 days after the end of each fiscal month of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month, and the related consolidated and consolidating statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Vice President-Finance of the Company as having been prepared in accordance with Generally Accepted Accounting Principles;

                                    (iii)     As soon as available and in any
event within 60 days after the end of each fiscal quarter of the Company, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated and consolidating statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Vice President-Finance of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the Vice President-Finance of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c), (d) and (e) hereof is in conformity with the terms of this Agreement;

                                    (iv)      As soon as available and in any
event within 120 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Coopers & Lybrand, or other independent certified public accountants selected by the Company and acceptable to the Bank, without qualifications unacceptable to the Bank, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Default or Event of Default and, if such a Default or Event of Default exists and is continuing, a statement setting forth the nature and status thereof, and
(B) that a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section
5.2 (a), (b), (c), (d) and (e) hereof is in conformity with the terms of this Agreement;

                                    (v)       Promptly after the sending or
filing thereof, copies of all reports, proxy statements and financial statements, together with any supporting schedules or exhibits attached to any such reports or statements, which the Company or any Guarantor or any of their respective Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof; and

                                    (vi)      No later than the following
Business Day, a Borrowing Base Certificate prepared as of the close of business on the last day of each quarter, together with supporting schedules, in form and detail satisfactory to the Bank, setting forth such information as the Bank may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true and correct by the Vice President-Finance of the Company;

                                    (vii)     As soon as available and in any
event within 120 days after the end of each fiscal year of the Company, the Guarantors and their respective Subsidiaries, a report describing all insurance with respect to the Company, the Guarantors and their respective Subsidiaries or any of their respective property or assets as of the end of such fiscal year, including, without limitation, liability, casualty, and business interruption (including product liability), insurance, in form and detail satisfactory to the Bank, certified as true and correct by the Vice President-Finance of the Company or any Guarantor, as the case may be;

                                    (viii)    Promptly and in any event within
10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company, any Guarantor, their respective Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the Vice President-Finance of the Company or any Guarantor, as the case may be; setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any Guarantor, any of their respective Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan; and

                                    (ix)      As soon as available and in any
event within 30 days after the end of each month, a report with respect to the Company setting forth a summary as of the end of such month of (A) accounts payable of the Company, containing an aging of such accounts payable and consolidated totals, (B) accounts receivable, indicating the total of accounts receivable by type, by account debtor, by terms and by age, describing any returns, defenses, setoffs or other pertinent information in connection therewith, and (c) inventory, indicating the types of inventory, amounts, locations and values of the types of inventory, in form and detail satisfactory to the Bank, certified as true and correct by the Vice President-Finance of the Company;

                                    (x)       Promptly and in any event within
10 days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company;

                                    (xi)      Promptly, such other information
respecting the business, properties, operations or condition, financial or otherwise, of the Company, any Guarantor or any of their respective Subsidiaries as the Bank may from time to time reasonably request.

                          (e)       Accounting; Access to Records, Books, Etc.
Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit the Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company, the Guarantors and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Company, the Guarantors and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision each of the Company and the Guarantors hereby authorizes such persons to discuss such affairs, finances and accounts with the Bank, and (ii) permit the Bank or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents, at the expense of the Company; and

                          (f)       Additional Security and Collateral.
Promptly (i) execute and deliver and cause each Domestic Subsidiary of the Company and the Guarantors to execute and deliver, additional Security Documents, within 30 days after request therefor by the Bank, sufficient to grant to the Bank liens and security interests in any after acquired property of the type described in Section 2.11, and (ii) cause each person becoming a Domestic Subsidiary of the Company or any Guarantor from time to time to execute and deliver to the Bank, within 30 days after such person becomes a Domestic Subsidiary, a Guaranty and Security Documents, together with other related documents described in Section 2.5, sufficient to grant to the Bank liens and security interests in all collateral of the type described in Section
2.11. The Company shall notify the Bank, within 10 days after the occurrence thereof, of the acquisition of any property by the Company or any Guarantor that is not subject to the existing Security Documents, any person's becoming a Domestic Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Bank with respect to such property pursuant to the Security Documents.

                          (g)       Further Assurances.  Will, and will cause
each Guarantor to, execute and deliver within 30 days after request therefor by the Bank, all further instruments and documents and take all further action that may be necessary or desirable, or that the Bank may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Bank under, this Agreement, the Notes and the Security Documents, including without limitation causing each lessor of real property to the Company, any Guarantor or any of their respective Subsidiaries to execute and deliver to the Bank, prior to or upon the commencement of any tenancy, an agreement in form and substance acceptable to the Bank duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Bank to enter such premises in connection therewith.

                5.2 Negative Covenants. Until the later of the Termination Date, the Maturity Date A or Maturity Date B and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company and the Guarantor under this Agreement, the Company agrees that, unless the Bank shall otherwise consent in writing it shall not, and shall not permit any of its Subsidiaries to:

                          (a)       Current Ratio.  Permit or suffer the ratio
of Consolidated Current Assets of the Company and its Subsidiaries to Consolidated Current Liabilities of the Company and its Subsidiaries at any time to be less than 1.8 to 1.0.

                          (b)       Working Capital.  Permit or suffer the
Consolidated Working Capital of the Company and its Subsidiaries at any time to be less than the sum of (i) $12,000,000 plus (ii) an amount equal to $200,000 to be added as of the end of each fiscal year of the Company ending after the Effective Date.

                          (c)       Tangible Net Worth.  Permit or suffer
Consolidated Tangible Net Worth of the Company and its Subsidiaries at any time to be less than the sum of (i) $4,400,000 plus (ii) an amount equal to 50% of Cumulative Net Income (without reduction for net loss) of the Company and its Subsidiaries for each fiscal year of the Company ending after the Effective Date.

                          (d)       Total Liabilities to Tangible Net Worth.
Permit or suffer Consolidated Total Liabilities of the Company and its Subsidiaries to Consolidated Tangible Net Worth of the Company and its Subsidiaries to be greater than 6.25 to 1.0 at any time, decreasing by 0.30 as of the end of each fiscal quarter ending after the Effective Date.

                          (e)       Fixed Charge Coverage Ratio.  Permit or
suffer the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries to be less than 1.0 to 1.0, as of the end of each fiscal quarter, in each case for the four (4) consecutive fiscal quarters then ending.

                          (f)       Indebtedness.  Create, incur, assume or in
any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                                    (i)       The Loans;

                                    (ii)      The Indebtedness described in
Schedule 5.2(f) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted;

                                    (iii)     Indebtedness in aggregate
outstanding principal amount not exceeding $200,000 which is secured by one or more liens permitted by Section 5.2(f)(vi) hereof;

                                    (iv)      Indebtedness of any Subsidiary of
the Company owing to the Company or to any other Subsidiary of the Company;

                                    (v)       Unsecured current Indebtedness
constituting obligations for the unpaid purchase price of goods, property or services incurred in the ordinary course of business (A) to a seller of inventory purchased for sale or lease in the ordinary course of business of the Company or any of its Subsidiaries, (B) to a seller of other property used in the business of the Company or any of its Subsidiaries or (C) to a provider of services to the Company or any of its Subsidiaries;

                                    (vi)      Indebtedness for borrowed money
of Europe Auto owing to any financial institution; and

                                    (vii)     Subordinated Debt in an aggregate
amount not exceeding $5,000,000 so long as no Default or Event of Default shall have occurred and be continuing at the time such Subordinated Debt is issued and the issuance of such Subordinated Debt would not cause a Default or Event of Default.

                          (g)       Liens.  Create, incur or suffer to exist
any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                                    (i)       Liens for taxes not delinquent or
for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records in accordance with Generally Accepted Accounting Principles;

                                    (ii)      Liens (other than any Lien
imposed by ERISA or any Environmental Law) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                                    (iii)     Liens affecting real property
which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                                    (iv)      Liens created pursuant to the
Security Documents and Liens expressly permitted by the Security Documents;

                                    (v)       Each Lien described in Schedule
5.2(f) hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal thereof shall be permitted;

                                    (vi)      Any Lien created to secure
payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Company or such Subsidiary for such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed $200,000, provided that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time; and

                                    (vii)     Liens in favor of the Company or
any of its Subsidiaries as security for Indebtedness permitted by Section 5.2(e)(iv); and

                                    (viii)    The interest or title of a lessor
under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder are not delinquent.

                          (h)       Merger; Acquisitions; Etc.  Subject to
Section 5.2(m), purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this Section 5.2(h) shall not prohibit any merger or acquisition if (i) the Company shall be the surviving or continuing corporation thereof, (ii) immediately before and after such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, and (iii) prior to the consummation of such merger or acquisition, the Company shall have provided to the Bank an opinion of counsel and a certificate of the Vice President-Finance of the Company (attaching computations to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this
Section 5.2(h) and that any other conditions under this Agreement relating to such transaction have been satisfied.

                          (i)       Disposition of Assets; Etc.  Sell, lease,
license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment.

                          (j)       Nature of Business.  Make any substantial
change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

                          (k)       Dividends and Other Restricted Payments.
Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock other than such dividends, payments or other distributions to the extent payable solely in shares of the capital stock of the Company or to the extent payable to the Company by a wholly-owned Subsidiary of the Company, provided, however, that, (i) if no Default or Event of Default shall exist or shall have occurred and be continuing and no Default or Event of Default under any other provision of this Agreement would result therefrom and (ii) the outstanding principal amount of Term Loan B and all accrued interest shall have been paid in full, the Company may make, pay, declare or authorize dividends, payments and other such distributions made after the Effective Date which, in the aggregate, do not exceed the Consolidated Cumulative Net Income of the Company and its Subsidiaries. For purposes of this Section 5.2(k), "capital stock" shall include capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities.

                          (l)       Capital Expenditures.  Acquire or contract
to acquire any fixed asset or make any other capital expenditure if the aggregate purchase price and other acquisition costs of all such fixed assets acquired and other capital expenditures made by the Company or any of its Subsidiaries during any fiscal year of the Company would exceed, on a consolidated basis, an amount equal to $750,000.

                          (m)       Investments, Loans and Advances.  Subject
to Section 5.2(h), purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, and (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, however, that each of the foregoing investments has a maturity date not later than 180 days after the acquisition thereof by the Company or any of its

Subsidiaries, (iii) those investments, loans, advances and other transactions described in Schedule 5.2(l) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted and (iv) investments, loans and advances to any Guarantor.

                          (n)       Transactions with Affiliates.  Enter into,
become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

                          (o)       Sale and Leaseback Transactions.  Become or
remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of this Agreement or thereafter acquired by the Company or any of its Subsidiaries and has been or is to be sold or transferred to any other person and was, is or will be used by the Company or any such Subsidiary for substantially the same purpose as such property was used by the Company or such Subsidiary prior to such sale or transfer.

                          (p)       Negative Pledge Limitation.  Enter into any
Agreement, with any person other than the Bank pursuant hereto which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                          (q)       Inconsistent Agreements; More Restrictive
Covenants. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries or any Guarantor of its obligations in connection therewith, nor enter into or be a party to any instrument or agreement relating to any of its Indebtedness, including without limitation the Subordinated Debt which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement.

                          (r)       Accounting Changes.  The Company shall not
change its fiscal year or make any significant changes (i) in accounting treatment and reporting practices except as permitted by generally accepted accounting principles and disclosed to the Banks, or (ii) in tax reporting treatment except as permitted by law and disclosed to the Banks.

                          (s)       Payments and Modification of Subordinated
Debt. Make any optional payment, prepayment or redemption of any Subordinated Debt, nor amend or modify, or consent or agree to any amendment or modification of any agreement under which any Subordinated Debt is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any Subordinated Debt.

                                  ARTICLE VI.
                                    DEFAULT

                6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 8.1:

                          (a)       Nonpayment.  The Company shall fail to pay
when due any principal of the Notes, or any reimbursement obligation under
Section 3.3 (whether by deemed disbursement of a Revolving Credit Loan or otherwise), or failure to pay any interest on the Notes or any fees or any other amount payable hereunder, which failure continues for a period of five days; or

                          (b)       Misrepresentation.  Any representation or
warranty made by the Company or any Guarantor in Article IV hereof or in any Security Document or any other certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

                          (c)       Certain Covenants.  The Company or any
Guarantor shall fail to perform or observe any term, covenant or agreement contained in Article V hereof; or

                          (d)       Other Defaults.  The Company or any
Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Security Document, and any such failure shall remain unremedied for 15 calendar days after notice thereof shall have been given to the Company or such Guarantor, as the case may be, by the Bank (or such longer or shorter period of time as may be specified in such Security Document); or

                          (e)       Cross Default.  The Company or any
Guarantor or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $100,000; or if the Company or any Guarantor or any of their respective Subsidiaries fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company; or

                          (f)       Judgments.  One or more judgments or orders
for the payment of money in an aggregate amount of $500,000 shall be rendered against the Company or any Guarantor or any of their respective Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any Guarantor or any of their respective Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any Guarantor or any of their respective Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Security Document, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Guarantor or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; provided, however, the Expected Judgment shall not be considered a Default or Event of Default under this Section 6.1(f), unless a judgment or order for the payment of money shall be rendered against the Company in excess of $5,200,000; or

                          (g)       ERISA.  The occurrence of a Reportable
Event that results in or could result in liability of the Company, any Guarantor or any of their respective Subsidiaries or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company, any Guarantor or any of their respective Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any Guarantor, any of their respective Subsidiaries, any of their ERISA Affiliates, any Plan of the Company, any Guarantor, any of their respective Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(9a)(2) of ERISA; or the Company, any Guarantor, any of their respective Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Bank; or

                          (h)       Insolvency, Etc.  The Company, any
Guarantor or any of their respective Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company, any Guarantor or any of their respective Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company, such Guarantor or such Subsidiary and is being contested by the Company, such Guarantor or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company, such Guarantor or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                          (i)       Loan Documents.  Any event of default
described in any Loan Document shall have occurred and be continuing, or any material provision of Article VII hereof or of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Bank the benefits purported to be created thereby.

                          (j)       Management.  Rand W. Mueller shall cease to
hold the office of President and Chief Executive Officer; provided, however, that if the employment of such individual ceases as a result of death or disability or if such individual is terminated by the Company for cause, it shall not be a default hereunder if a replacement for such officer acceptable to the Bank shall have been appointed and shall have taken office within 45 calendar days of such death, disability or termination.

                6.2       Remedies.

                          (a)       Upon the occurrence and during the
continuance of any Event of Default, the Bank may by notice to the Company (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(h) with respect to the Company or any Guarantor, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Bank as collateral security for the payment and performance of the Company's obligations under this Agreement to the Bank.

                          (b)       The Bank may in addition to the remedies
provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement, the Notes or any Security Document or under applicable law, in any manner deemed appropriate by the Bank, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or any Security Document or in aid of the exercise of any power granted in this Agreement, the Notes or any Security Document.

                          (c)       Upon the occurrence and during the
continuance of any Event of Default, the Bank may at any time and from time to time, without notice to the Company or any Guarantor (any requirement for such notice being expressly waived by the Company and each Guarantor) set off and apply against any and all of the obligations of the Company and each Guarantor now or hereafter existing under this Agreement, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Company or any Guarantor and any property of the Company or any Guarantor from time to time in possession of the Bank, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Company and the Guarantors hereby grants to the Bank a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company and each Guarantor under this Agreement. The rights of the Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

                                  ARTICLE VII.
                                    GUARANTY

                As an inducement to the Bank to enter into the transactions contemplated by this Agreement, each Guarantor agrees with the Bank as follows:

                7.1       Guarantee of Obligations.  (a) Each Guarantor hereby
(i) guarantees, as principal obligor and not as surety only, to the Bank the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other obligations of the Company to the Bank under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Bank in connection with enforcing any obligations of the Company hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of the Company,
(iii) guarantees the prompt and complete payment of all obligations and performance of all covenants of the Company under any interest rate or currency swap agreements or similar transactions with the Bank, (iv) guarantees the prompt and complete payment of any and all other indebtedness, obligations and liabilities of any kind of the Company or any Subsidiary to the Bank, in all cases, of any kind or nature, howsoever created or evidenced and whether now or hereafter existing, direct or indirect (including without limitation any participation interest acquired by the Bank in any such indebtedness, obligations or liabilities of the Company or any Subsidiary to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by the Company or any Subsidiary as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation all principal and all interest (including any interest accruing subsequent to any petition filed by or against the Company or any Subsidiary under the U.S. Bankruptcy Code), indemnity and reimbursement obligations, charges, expenses, fees, attorneys' fees and disbursements and any other amounts owing thereunder and (v) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Bank in connection with enforcing the obligations of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

                          (b)       If for any reason any duty, agreement or
obligation of the Company contained in this Agreement shall not be performed or observed by the Company as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, each Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Bank regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of any other condition or contingency.

                7.2 Nature of Guaranty. The obligations of the Guarantors hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Bank and are not contingent upon the pursuit by the Bank of any such rights and remedies, such pursuit being hereby waived by the Guarantors.

                7.3 Waivers and Other Agreements. Each Guarantor hereby unconditionally (a) waives any requirement that the Bank, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against the Company before demanding payment under or seeking to enforce the obligations of the Guarantors hereunder, (b) covenants that the obligations of the Guarantors hereunder will not be discharged except by complete performance of all obligations of the Company to the Bank, (c) agrees that the obligations of the Guarantors hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement or any other Loan Document, or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Company under or in connection with this Agreement or the Notes, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Guarantors hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Company to the Bank which may be required to be returned to the Company or to its representative or to a trustee, custodian or receiver for the Company.

                7.4 Obligations Absolute. The obligations, covenants, agreements and duties of the Guarantors under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantors: (a) an assignment or transfer, in whole or in part, of the Advances made to the Company or of this Agreement or any Note although made without notice to or consent of the Guarantors, or (b) any waiver by the Bank or by any other person, of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in this Agreement or in the other Loan Documents, or (c) any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with this Agreement or any other Loan Document, or of the time for performance by the Company of any other obligations under or arising out of this Agreement or any other Loan Document, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in this Agreement or any other Loan Documents (the modification, amendment or waiver from time to time of this Agreement and the other Loan Documents being expressly authorized without further notice to or consent of the Guarantors), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or (f) the merger or consolidation of the Company or the Guarantors with any other person, or (g) the release of discharge of the Company or the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any other Loan Document, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantors hereunder.

                7.5 No Investigation by Bank. Each Guarantor hereby waives unconditionally any obligation which, in the absence of such provision, the Bank might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that the Bank not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of the Bank of any such law.

                7.6 Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Bank that, should the Guaranteed Obligations not be recoverable from the Guarantors under Section 7.1 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by the Bank at any time, each Guarantor as sole, original and independent obligor, upon demand by the Bank, will make payment to the Bank of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

                7.7 Subordination, Subrogation, Etc. Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Company to any Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Company to the Bank. Each Guarantor waives any right of subrogation to the rights of the Bank against the Company or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which any Guarantor may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of the Company, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full.

                7.8 Waiver. To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or the Notes; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the Company under this Agreement and under the Notes prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

                7.9 Joint and Several Obligations; Contribution Rights. (a) Notwithstanding anything to the contrary set forth herein or in any Note or in any other Loan Document, the obligations of the Guarantors hereunder are joint and several.

                          (b)       If any Guarantor makes a payment in respect
of the Guaranteed Obligations it shall have the rights of contribution set forth below against the other Guarantors; provided that such Guarantor shall not exercise its right of contribution until all the Guaranteed Obligations shall have been finally paid in full in cash. If any Guarantor makes a payment in respect of the Guaranteed Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than such payments made by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Guarantors an amount such that the net payments made by the Guarantor in respect of the Bank Obligations shall be shared among the Guarantors pro rata in proportion to their respective Payment Shares. If any Guarantor receives any payment that is greater in proportion to the amount of its Payment Shares than the payments received by the other Guarantors are in proportion to the amounts of their respective Payment Shares, the Guarantor receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Guarantors an amount such that the payments received by the Guarantors shall be shared among the Guarantors pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Guarantor that shall accrue pursuant to this paragraph shall be paid nor shall it be deemed owed pursuant to this paragraph until all of the Bank Obligations shall be finally paid in full in cash.

                For purposes hereof, the "Payment Share" of each Guarantor shall be the sum of (a) the aggregate proceeds of the Guaranteed Obligations received by such Guarantor plus (b) the product of (i) the aggregate Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Guaranteed Obligations attributed to such Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of such Guarantor), and the denominator of which is the aggregate net worth of all Guarantors on such effective date.

                          (c)       It is the intent of each Guarantor and the
Bank that each Guarantor's maximum Guaranteed Obligations shall be in, but not in excess of:

                                    (i)  in a case or proceeding commenced by
or against such Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Agent and the Banks) to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of
Section 544 of the Bankruptcy Code; or

                                    (ii)  in a case or proceeding commenced by
or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Bank) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of
Section 544 of the Bankruptcy Code;

                                    (iii)  in a case or proceeding commenced by
or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Bank) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

                          (d)       The Guarantors acknowledge and agree that
they have requested that the Bank make credit available to the Company with each Guarantor expecting to derive benefit, directly and indirectly, from the loans and other credit extended by the Bank to the Company.

                                 ARTICLE VIII.
                                 MISCELLANEOUS

                8.1 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Company and Bank. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                8.2 Notices. (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company and the Guarantors at 950
E. Whitcomb, Madison Heights, Michigan 48071-5612, Attention:
Vice-President-Finance, Facsimile No. (810) 585-4799, Facsimile Confirmation No. (810) 583-9620, the Bank at 2155 W. Big Beaver, Troy, Michigan 48084,
Attention: Troy Commercial Loan Center, Facsimile No. (810) 816-0254, Facsimile Confirmation No. (810) 816-0237, or to such other address as may be designated by the Company, any Guarantor or the Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered,

(i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, (ii) if sent by telex, upon receipt of the appropriate answerback, or (iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Bank shall not be effective until received.

                          (b)       Notices by the Company to the Bank with
respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Company.

                          (c)       Any notice to be given by the Company to
the Bank pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Bank hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in
Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Company and the Guarantors shall indemnify and hold harmless the Bank from any and all losses, damages, liabilities and claims arising from its good faith reliance on any such telephone notice.

                8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Bank, nor any delay or failure on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Bank under this Agreement, the Notes or any Security Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any Security Document or by applicable law to the Bank may be exercised from time to time and as often as may be deemed expedient by the Bank and, unless contrary to the express provisions of this Agreement, the Notes or any Security Document, irrespective of the occurrence or continuance of any Default or Event of Default.

                8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any Guarantor made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by any Bank or on the Bank's behalf, and those covenants and agreements of the Company set forth in Section 3.7, 3.9 and 8.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

                8.5 Expenses; Indemnification. (a) The Company agrees to pay, or reimburse the Bank for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Bank, including without limitation the fees and expenses of Messrs. Dickinson, Wright, Moon,

Van Dusen & Freeman, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Security Documents and in connection with advising the Bank as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, Notes, the Security Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise)) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement or the Notes or any Security Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Bank from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

                          (b)       The Company hereby indemnifies and agrees
to hold harmless the Bank, and its officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Bank or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither the Bank nor any of its officers, directors, employees or agents shall be liable or responsible for:
(i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Bank and such other persons, and the Bank shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Bank's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the Bank's payment by the Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence of wilful misconduct of the Bank. It is understood that in making any payment under a Letter of Credit the Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or wilful misconduct of the Bank in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Bank is alleged to be liable and it shall be a precondition of the assertion of any liability of the Bank under this Section that the Company shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                          (c)       The Company hereby indemnifies and agrees
to hold harmless the Bank, and its officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Bank or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Company shall not be required to indemnify the Bank or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of the Bank.

                          (d)       In consideration of the execution and
delivery of this Agreement by the Bank and the extension of the Commitments, the Company hereby indemnifies, exonerates and holds the Bank and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                                    (i)       any transaction financed or to be
financed in whole or in part, directly or indirectly, with the proceeds of any Advance;

                                    (ii)      the entering into and performance
of this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Bank not to fund any Advance);

                                    (iii)  any investigation, litigation or
proceeding related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of any portion of the stock or assets of any person, whether or not the Bank is party thereto;

                                    (iv)      any investigation, litigation or
proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Company or any of its Subsidiaries of any Hazardous Material; or

                                    (v)       the presence on or under, or the
escape, seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Company or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Company conducted subsequent to a foreclosure on such property by the Bank or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Company shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

                8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior consent of the Bank, assign its rights or obligations hereunder or under the Notes or any Security Document and the Bank shall not be obligated to make any Advance hereunder to any entity other than the Company.

                          (b)       The Bank may sell to any financial
institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and the Bank's rights and benefits under this Agreement, the Notes and the Security Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Company under Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Bank making the Advances to the Company hereunder, provided, however, that (i) the Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against the Bank, (ii) the Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and (v) the Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by the Bank under this Agreement.

                          (c)       The Bank from time to time in its sole
discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Bank provided under this Agreement, the Notes, any Security Documents or otherwise. In furtherance of such agency, the Bank may from time to time direct that the Company and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company and each Guarantor hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Bank in the same manner as would be required if dealing with the Bank itself.

                8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                8.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Company and the Guarantors and the Bank further agrees that any legal or equitable action or proceeding with respect to this Agreement, the Notes or any Security Document or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company and each Guarantor and the Bank hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or such Guarantor, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to the Company or such Guarantor at its address for notices pursuant to Section 8.2. Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against the Company or any Guarantor or property in the courts of any other jurisdiction in which property of the Company is located. The Company and each Guarantor and the Bank hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.

                8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

                8.11 Integration and Severability. This Agreement, the Notes, and the Security Documents embodies the entire agreement and understanding between the Company, the Guarantors and the Bank, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company or any Guarantor under this Agreement, the Notes or any Security Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company and the Guarantors shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or any Guarantor under this Agreement, the Notes or any Security Document in any other jurisdiction.

                8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

                8.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or any Security Document, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Security Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Bank have been paid in full.

                8.14 Waiver of Jury Trial. The Bank and the Company and the Guarantors, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither the Bank, any Guarantor nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the ____ day of May, 1995, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


CODE-ALARM, INC.



By_________________________________

  Its______________________________



                                        TESSCO GROUP, INC.



                                        By_________________________________

                                          Its______________________________



                                        CHAPMAN SECURITY SYSTEMS, INC.



                                        By_________________________________

                                          Its______________________________



                                        ANES, INC.



                                        By_________________________________

                                          Its______________________________

                                        INTERCEPT SYSTEMS, INC.



                                        By__________________________________

                                          Its_______________________________



                                        NBD BANK



                                        By__________________________________

                                          Its_______________________________